Exhibit 99.2


                        ONTRACK DATA INTERNATIONAL, INC.

                                 SPECIAL MEETING

                                     , 2002
                              Central Daylight Time

                             at: 9023 Columbine Road
                             Eden Prairie, MN 55347














ONTRACK DATA INTERNATIONAL, INC.
9023 Columbine Road, Eden Prairie, Minnesota 55437 Proxy
---------------------------------------------------------

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, a shareholder of ONTRACK Data International, Inc. (the "Company"), hereby appoints John M. Bujan and Thomas P. Skiba, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Special Meeting of the Shareholders of ONTRACK Data International, Inc. to be held at 9023 Columbine Road, Eden Prairie, MN, 55347, on, , 2002, at , and any adjournments or postponements thereof, upon any and all matters which may properly be brought before the meeting or any adjournments thereof, with all the powers which the undersigned would possess if personally present.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Special Meeting.

It will be voted on the matters set forth on the reverse side of this form as directed by the shareholder, but if no direction is made in the spaces provided, it will be voted FOR proposals 1 and 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                      See reverse for voting instructions.

  Please mark, sign and date your proxy card and return it in the postage-paid envelope provided.

                               Please detach here


         The Board of Directors Recommends a vote FOR Proposals 1 and 2.

        1. Proposal to adopt and approve an Agreement and Plan of Reorganization pursuant to which a subsidiary of Kroll Inc. would be merged with Ontrack.

                 [ ]  For       [ ]  Against         [ ]  Abstain


        2. Proposal to adopt and approve the Ontrack 2001 Employee Stock Purchase Plan.

                 [ ]  For       [ ]  Against         [ ]  Abstain


      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSALS 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

      Address Change?  Mark Box  [ ]   Indicate changes below:
      Dated:___________________________________________, ________


                                           -------------------------------------



                                           -------------------------------------
                                            Signature(s) in Box Please sign
                                            exactly s your name(s) appear on
                                            Proxy. If held in joint tenancy, all
                                            persons must sign. Trustees,
                                            administrators, etc., should include
                                            title and authority. Corporations
                                            should provide full name of
                                            corporation and title of authorized
                                            officer signing the Proxy.